Exhibit 3.35

QUINTILES PHARMA, INC.

ARTICLES OF INCORPORATION

The undersigned, hereby submits these Articles of Incorporation for the purpose of forming a business corporation under and by virtue of the laws of the State of North Carolina:

1. The name of the corporation is Quintiles Pharma, Inc.

2. The corporation shall have authority to issue one thousand (1,000) shares, all of one class, designated as common stock, with $0.001 par value per share. “Par value” shall mean the dollar amount fixed as the nominal or face value, as opposed to the market value, of each share of common stock.

3. The street address and county of the initial registered office of the corporation in the State of North Carolina are 225 Hillsborough Street, Raleigh, Wake County, North Carolina 27603, and the name of its initial registered agent at such address CT Corporation System.

4. The street address and county of the principal office of the Corporation are 4709 Creekstone Drive, Suite 200, Durham, Durham County, North Carolina 27703.

5. The name and address of the incorporator are Catherine A. Loughlin, Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2500 Wachovia Capitol Center, Raleigh, Wake County, North Carolina 27601.

6. A director of the corporation shall not be personally liable to the corporation or otherwise for monetary damages for breach of any duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation; (ii) any liability under N.C.Gen.Stat. 55-8-33 for unlawful distribution; or (iii) any transaction from which the director derived an improper personal benefit. If the North Carolina Business Corporation Act is amended to authorize corporate action for further eliminating or limiting personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

7. The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act, entitled “The North Carolina Shareholder Protection Act” and “The North Carolina Control Share Acquisition Act,” respectively, shall not be applicable to the corporation.

8. The Corporation may conduct any transaction or transactions by electronic means, and this provision should constitute the agreements by the corporation, its shareholders and directors to the conduct of transactions by electronic means.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 14th day of December, 2005.

/s/ Catherine A. Loughlin
Catherine A. Loughlin, Incorporator

ARTICLES OF MERGER

OF

QUINTILES AUSTRIAN HOLDINGS, LLC

INTO

QUINTILES PHARMA, INC.

Pursuant to North Carolina General Statute Section 55-11-05 (a), Quintiles Pharma, Inc., a North Carolina corporation (the “Surviving Corporation”), hereby submits these Articles of Merger as the surviving business entity for the purpose of merging Quintiles Austrian Holdings, LLC, a North Carolina limited liability company, with and into the Surviving Corporation:

1. The name of the Surviving Corporation is Quintiles Pharma, Inc., a North Carolina corporation.

2. The registered office street address of the Surviving Corporation is 150 Fayetteville St., Box 1011, Raleigh, NC 27601, Wake County.

3. The principal office address of the Surviving Corporation is 4820 Emperor Boulevard, Durham, NC 27703, Durham County.

4. The name of the merged entity is Quintiles Austrian Holdings, LLC, a North Carolina limited liability company.

5. A Plan of Merger has been duly approved in the manner prescribed by Chapter 55 of the General Statutes of North Carolina by the board of directors and shareholder of the Surviving Corporation and in the manner prescribed by Chapter 57C of the General Statutes of North Carolina by the sole member and manager of Quintiles Austrian Holdings, LLC.

6. These Articles of Merger will be effective upon filing.

This the 27th day of July, 2012.

QUINTILES PHARMA, INC.

By:	/s/ Beverly Rubin
Name: Beverly Rubin
Title: Vice President and Secretary

QUINTILES PHARMA, INC.

ARTICLES OF AMENDMENT

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation, Quintiles Pharma, Inc. (the “Corporation”), hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1. The name of the corporation is Quintiles Pharma, Inc.

2. Article 1 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

“1. The name of the corporation is IQVIA Pharma Inc.”

3. The foregoing amendment was proposed and recommended by the sole Director of the Corporation and approved and adopted by the sole shareholder of the Corporation in accordance with the provisions of Chapter 55 of the North Carolina General Statutes and the Corporation’s Articles of Incorporation. The date of adoption was November 6, 2017.

4. These articles will become effective upon filing.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of November, 2017.

QUINTILES PHARMA, INC.

By:	/s/ James H. Erlinger
Name: James H. Erlinger
Title: Secretary

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

IQVIA PHARMA INC.

Pursuant to Section 55-10-06 of the North Carolina Business Corporation Act, the undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

1.	The name of the corporation is IQVIA Pharma Inc.

2.	The Articles of Incorporation of the corporation are hereby amended as follows:

Section 2 shall be deleted in its entirety and substituted with the following:

“The corporation shall have authority to issue two thousand (2,000) shares, all of one class, designated as common stock, with $0.001 par value per share. “Par value” shall mean the dollar amount fixed as the nominal or face value, as opposed to the market value, of each share of common stock.”

2.1.

The foregoing amendment was approved and adopted as of November 19, 2019 by the corporation’s board of directors and as of November 19, 2019 by the corporation’s shareholders in the manner prescribed by Chapter 55 of the North Carolina General Statutes.

3.	These Articles of Amendment will become effective upon filing.

[Signature page follows.]

[Signature Page to Articles of Amendment of Articles of Incorporation of

IQVIA Pharma Inc.]

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of November, 2019.

IQVIA PHARMA INC.

By:	/s/ Eric Sherbet
Name: Eric Sherbet
Title: President